Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of WorldTradeShow.Com Inc. (the "Company") on Form 10-SB for the fiscal ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sheldon Silverman, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sheldon Silverman -----------------------------
Sheldon Silverman
Chief Executive Officer,
January 21, 2005